Exhibit 23.2
Independent Registered Public Accounting Firm's Consent
The Board of Directors and Stockholders
Lighting Science Group Corporation
Dallas, Texas 75201
We consent to the use and inclusion in this Form S-8 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 27, 2008 on our audit of the consolidated financial statements of Lighting Science Group Corporation and Subsidiaries at December 31, 2007 and for the years ended December 31, 2007 and 2006.
/s/ Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
May 1, 2008